RESIGNATION LETTER

December 31, 2007

The Board of Directors of
Energroup Holdings Corporation
12890 Hilltop Road
Argyle, TX 76226

Gentlemen:

This letter confirms that I hereby resign from all of the offices of Energroup Holdings Corporation (the “Corporation”) that I hold effective immediately and as a director effective automatically on the tenth day following the mailing to the stockholders of the Corporation of an information statement complying with the requirements of Rule 14f-1 of the Securities Exchange Act of 1934 that will also be filed with the Securities and Exchange Commission.

My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

/s/ Timothy P. Halter
Timothy P. Halter